Exhibit 10.16

SOLV Energy, Inc.

2026 Equity Incentive Plan

Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”) is made by and between SOLV Energy, Inc., a Delaware corporation (the “Company”), and [  ] (the “Participant”), effective as of   , 20[  ] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the SOLV Energy, Inc. 2026 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant options to purchase shares of Common Stock on the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, options to purchase [ ] shares of Common Stock (“Options”), on the terms and conditions set forth in the Plan and this Agreement. The Options are intended to be Nonqualified Stock Options.

2.	Exercise Price. The exercise price of each Stock Option is $[ ] per share of Common Stock, subject to adjustment as set forth in the Plan (the “Exercise Price”).

3.

Vesting. Subject to the terms and conditions set forth in the Plan and this Agreement, one-third (1/3rd) of the Options shall vest and become exercisable on each of the first three (3) anniversaries of the Vesting Commencement Date, such that one hundred percent (100%) of the Options will be vested and exercisable on the third anniversary of the Vesting Commencement Date, subject, in each case, to the Participant’s continued Service through each applicable vesting date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean [   ].

4.	Forfeiture; Acceleration; and Expiration

(a)

Termination of Service. Except as set forth in Section 4(b), upon termination of the Participant’s Service for any reason or no reason, any then unvested Options will be forfeited immediately, automatically and without consideration. In the event the Participant’s Service is terminated for Cause, all vested Options will also be forfeited immediately, automatically and without consideration upon such termination for Cause. Without limiting the generality of the foregoing, the Options and the shares of Common Stock (and any resulting proceeds) will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

(b)

Change in Control. Upon termination of the Participant’s Service by the Company without Cause upon or within twenty-four (24) months following a Change in Control, all outstanding Options shall vest on the date of the Participant’s termination of Service.

(c)	Expiration. Any unexercised Options will expire on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”), or earlier as provided in Section 4 of this Agreement or in the Plan.

5.	Period of Exercise.

(a)	Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested Options at any time prior to the earliest to occur of:

(i)	the Expiration Date;

(ii)	the date that is twelve (12) months following termination of the Participant’s Service due to death or Disability;

(iii)	the date that is ninety (90) days following termination of the Participant’s Service other than for death, Disability or Cause; or

(iv)	the date of termination of the Participant’s Service for Cause.

(b)

Extension of Termination Date. If following the Participant’s termination of Service for any reason the exercise of the Options is prohibited because the exercise of the Options would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange, then the expiration of the Options shall be tolled until the earlier of (i) date that is thirty (30) days after the end of the period during which the exercise of the Options would be in violation of such registration or other securities requirements or (ii) the Expiration Date.

6.	Manner of Exercise.

(a)

Election to Exercise. The Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) may exercise all or any part of the vested Options by delivering to the Company an executed stock option exercise notice in such form as is approved by the Committee from time to time, which shall set forth: (i) the Participant’s election to exercise the Options, (ii) the number of shares of Common Stock being purchased, (iii) any restrictions imposed on the shares, and (iv) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Participant exercises the Options, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Options.

(b)

Withholding Requirements. The Company shall have the power and the right to require the Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under this Agreement to satisfy such withholding obligation, or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s maximum expected tax liability, provided that such withholding does not result in adverse tax or accounting consequences to the Company (collectively, “Withheld Taxes”); provided further, that any obligations to pay Withheld Taxes may be satisfied in any manner permitted by the Plan.

(c)

Payment of Exercise Price. The entire Exercise Price of the Options shall be payable in full at the time of exercise. All or part of the Exercise Price and any Withheld Taxes may be paid as follows to the extent permitted by applicable statutes and regulations:

(i)	Cash or Check. In cash or by certified or bank check.

(ii)

Net Exercise. Unless otherwise determined by the Committee, by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Options by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount of the Exercise Price and/or Withheld Taxes, as applicable.

(iii)

Surrender of Stock. In each instance, at the sole discretion of the Committee, by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees in writing to accept such shares of Common Stock subject to such restriction or limitation. Such shares of Common Stock will be surrendered to the Company in good form for transfer and will be valued by the Company at Fair Market Value on the date of the applicable exercise of the Options, or to the extent applicable, on the date the Withheld Taxes are to be determined. The Participant will not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price (or Withheld Taxes) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Options for financial reporting purposes that otherwise would not have been recognized.

(iv)

Brokered Cashless Exercise. To the extent permitted by the Committee, from the proceeds of a sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. In that case, the Participant will execute a notice of exercise and provide the Company’s third party Plan administrator with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate Exercise Price and/or Withheld Taxes, as applicable. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(v)	Other Consideration. In any other form of legal consideration that may be acceptable to the Committee.

(d)

Issuance of Shares. If the exercise notice and payment of the Exercise Price are in form and substance satisfactory to the Company, the Company shall deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares to be issued, registered in the name of the Participant. No fractional shares of Common Stock shall be delivered and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

7.

Section 280G. In the event that it is determined that any payments or benefits provided under the Plan and this Agreement, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute parachute payments within the meaning of Section 280G of the Code and would, but for this Section 7 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan, this Agreement and such other arrangements shall be either (a) paid in full or (b) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (a) or (b) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). The Company shall cooperate in good faith with the Participant in making such determination, including but not limited to providing the Participant with an estimate of any parachute payments as soon as reasonably practicable prior to an event constituting a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 280G(b)(2)(A) of the Code). Any such reduction pursuant to this Section 7 shall be made in a manner that results in the greatest economic benefit for the Participant and is consistent with the requirements of Section 409A. Any determination required under this Section 7 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company. The Company and the Participant shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 7.

8.	Miscellaneous Provisions

(a)

Rights of a Shareholder. Prior to issuance of shares of Common Stock following the exercise of the Options, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to the Stock Option.

(b)

Transfer Restrictions. The shares of Common Stock delivered pursuant to the exercise of the Options shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject (including but not limited to the Company’s Insider Trading Policy), and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)

Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 15.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(d)

Adjustments. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, the Options may be adjusted in accordance with Section 4.4 of the Plan.

(e)

No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(f)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(i)

Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(k)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(l)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Options subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant understands they have a right to consult with counsel and have been afforded the opportunity to consult with an attorney to the extent they wish to do so.

(m)

Compensation. The Participant agrees that this Award and the shares of Common Stock (and any resulting proceeds) provided for herein shall not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

(n)	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Award Agreement as of the dates set forth below.

PARTICIPANT	SOLV ENERGY, INC.

By:	By:
Date:	Date:

[Signature Page – Option Award Agreement]